LAW OFFICE OF  AARON D. MCGEARY
ATTORNEY & COUNSELOR AT LAW

November 18, 2005

PARADIGM VENTURES CORP.
1455 Bellevue Ave., Suite 211
West Vancouver, BC
V7T 1C3

Attention Mr. Scott Cabianca

Dear Sir:

RE: PARADIGM VENTURES CORP.
-Registration Statement of Form SB-1

We have acted as counsel for Par-1-adigm Ventures Corp, a Nevada corporation (the "Company"), in connection with the preparation of the Registration Statement on Form 10-SB (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, relating to the offering of 7,000,000 shares of the Company's common stock (the"Shares") by the selling shareholders named in the Registration Statement (the "Selling Shareholders").

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement dated November 15, 2005; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws, as amended; (d) certain records of the Company's corporate proceedings, including resolutions of the directors approving the issuance of the Shares to the Selling Shareholders; and  (e) such corporate and other documents, records, papers and certificates as we have deemed necessary for the purpose of the opinions expressed herein. We have also relied, without investigation, upon an Officer's Certificate executed by Scott Cabianca, the Company's President.

405 AIRPORT FWY. SUITE #5 - BEDFORD - TEXAS - 76021 - (817) 268-3520 - FAX (817) 268-3543

Our opinion expressed herein is subject in all respects to the following  assumptions, limitations and qualifications:

(i) Our opinion is limited toit he laws of the State of Nevada and the federal laws of the United States of America applicable thereto;

(ii) We have assumed (i) the genuineness of all signatures on documents examined by us, (ii) the legal capacity of the officers of the Company, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to  authentic originals of all documents submitted to us as certified, conformed, photostatic or other copies, and (v) that the documents, in the forms submitted to us for our review, have not been and will  not be altered or amended in any respect.

(iii) We have assumed that each of the statements made and certified in the Officer's Certificate provided by the Company's President, Secretary and Treasurer was true and correct when made, has at no time since been made and certified become untrue or incorrect and remains true and correct on the date herof..

                          405 AIRPORT FWY. SUITE #5 - BEDFORD - TEXAS - 76021 - (817) 268-3520 -  FAX (817) 268-3543

Based upon the foregoing, we are of the opinion that the shares to be sold by the Selling Shareholders are validly issued, fully paid and non-assessable shares  of the Company's common stock.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our  name wherever appearing in the Registration Statement and in any amendment thereto.

Yours truly,

/s/ Aaron D. McGeary

Aaron D. McGeary

LAW OFFICE OF AARON D. MCGEARY

405 AIRPORT FWY. SUITE #5 - BEDFORD - TEXAS - 76021 - (817) 268-3520 - FAX (817) 268-3543